                                                                     Exhibit 5.1

                                 Kevin M. Murphy
                                 Attorney at Law
                                 6402 Scott Lane
                              Pearland, Texas 77581
                                 (281) 804-1174
                             info@kevinmurphylaw.com

March 28, 2013

To the Board of Directors Annona Energy
annona.energy@yahoo.com

Re: Annona Energy, Inc., Form S-1 Registration Statement

To the Board of Directors:

I refer to the above-captioned registration statement on Form S-1 ("Registration
Statement")  under the  Securities  Act of 1933,  as amended  ("Act"),  filed by
Annona Energy,  Inc, a Nevada Corporation  ("Company"),  with the Securities and
Exchange  Commission.  The  Registration  Statement  related to the  offering of
6,000,000 shares of the Company's common stock ("Common Stock"). Such shares are to be issued under the Registration  Statement and the relating prospectus to be filed with the  Commission.  The details of the  offering  are  described in the
Registration Statement on Form S-1.

I have  examined  the copies of such  records of the  Company,  certificates  of officers of the Company,  as a basis for the opinion hereinafter  expressed.  In such  examination,  I  have  assumed  the  genuineness  of all  signatures,  the authenticity of all documents submitted to me as certified copies or photocopies and the authenticity of the originals of such documents. Based on my examination mentioned above, I am of the opinion that 6,000,000 shares of common stock to be offered and sold are duly authorized  shares of common stock will, when sold, be legally issued, fully paid and non-assessable.

I hereby consent to the filing of this opinion as an Exhibit to the Registration
Statement and to the  reference to my firm under  "Interest of Named Experts and
Counsel" in the Registration Statement.

Sincerely,

/s/ Kevin M. Murphy
-----------------------------
Kevin M. Murphy